UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2026

CERO THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40877	81-4182129
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Haskins Way, Suite 230, South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

(650) 407-2376

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CERO	None
Warrants, each warrant exercisable for one two-thousandths of a share of Common Stock	CEROW	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 14, 2026, CERo Therapeutics Holdings, Inc., a Delaware corporation (the “Company”) entered into a second amended and restated promissory note (the "Note") with SRX Global Inc. (f/k/a/ SRx Health Solutions, Inc.) ("Lender"), which amends and restates in its entirety that certain promissory note issued by the Company in favor of the Lender on May 23, 2026 (the "Original Note"). Pursuant to the Note, the Company may borrow, from time to time thereunder, up to a maximum aggregate amount not to exceed a sum of $2,085,200 (the "Maximum Loan Amount"). Of the Maximum Loan Amount, $750,000 was funded pursuant to the Original Note, an additional $663,600 was funded on June 23, 2026, and an additional $671,600 was funded on July 14, 2026. The Note bears interest at a rate of 10% per annum, matures on May 28, 2027, and is convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). At any time after the issuance of the Note, the Lender, at its option, is entitled to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into Common Stock at a conversion price equal to the lesser of (i) $0.05 and (ii) 80% of the average of the 5 (five) lowest intraday trading prices during the 20 (twenty) days prior to the day that the Lender requests conversion, unless otherwise modified by mutual agreement between the parties, subject to certain adjustments and limitations, including a beneficial ownership limitation of 4.99%.

Pursuant to the terms of the Note, the Company shall prepare and file with the U.S. Securities and Exchange Commission (the “SEC”), a registration statement on Form S-1 or S-3, covering the resale of all of the shares of Common Stock issuable upon the conversion of the Note.

The issuance of the Note was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder. The Note and the shares of Common Stock issuable upon conversion thereof have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing description of the Note is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of the Note was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act, for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the Notes was based upon the following factors: (a) the issuance of the Note was an isolated private transaction by us which did not involve a public offering; (b) the Lender is an accredited investor; (c) the Company did not engage in general solicitation or advertising in connection with the issuance; and (d) the Lender represented that, among other things, it was acquiring the securities for investment purposes only and not with a view to distribution, it has received information about the Company necessary to make an informed investment decision, and the Lender is capable of evaluating the merits and risks of its investment. Any shares of Common Stock issuable upon conversion of the Note will be issued in reliance on the exemption from registration provided by Section 3(a)(9) or Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Second Amended and Restated Note (July 2026).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2026	CERO THERAPEUTICS HOLDINGS, INC.

	By:	/s/ Chris Ehrlich
	Name:	Chris Ehrlich
	Title:	Chief Executive Officer

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